AMENDMENT TO REDEEMABLE COMMON STOCK PURCHASE WARRANT

This Amendment Agreement (the “Amendment”), dated as of ______, 2008, amends that certain Redeemable Common Stock Purchase Warrant, certificate No. 2007-A- _____ (the “Warrant”) of China Broadband, Inc., f/k/a Alpha Nutra, Inc., a Nevada corporation (the “Company”), issued in the name of ___________________________________ (the “Holder”) for the purchase of up to _______________ shares of common stock, par value $.001 per share of the Company at $2.00 per share. All Capitalized terms not otherwise defined herein shall have the meanings set forth in the Warrant.

R E C I T A L S

WHEREAS, the Holder owns the Warrant and has received, reviewed and executed the Subscription and Release Agreement (the “Subscription Agreement”) between the Company and Holder; and

WHEREAS, the Holder agrees to the terms of the Subscription Agreement and desires to extend the exercisability term of the Warrants from March 24, 2009 to January 11, 2013, as set forth herein.

NOW, THEREFORE, based on the mutual premesis and consideration of the parties, the receipt and sufficiency of which is hereby approved, Company hereby agrees as follows:

1. The term “Expiration Date”, as is currently defined in the Warrant is, and all references thereto are, hereby modified and amended to be and read January 11, 2013.

2.  Section 1.8(a) of the Warrant is hereby amended and restated to be and read as follows:

“1.8 Company’s Right to Call.

(a) Subject to the provisions of clauses 1.8(b) below, in the event that: (A) the Fair Market Value equals or exceeds 125% of the then applicable exercise price of this Warrant (the “Trigger Price”) and (B) the minimum daily trading volume of the Common Stock is not less than 25,000 shares, each for a period of ten 10 consecutive trading days immediately prior to such notice, then the Company, upon no less than twenty (20) business days’ prior written notice (the “Notice Period”), may call this Warrant in whole or in part with respect to up to 100% of the shares of Common Stock then purchasable pursuant to this Warrant at a redemption price equal to $.10 per share which right shall be exercisable by the Company commencing on March 24, 2008 and continuing through the Expiration Date. Notice by the Company of redemption may be made no more than fifteen (15) days after the end of the ten (10) day determination period. Notwithstanding any such notice by the Company, the Holder shall have the right to exercise this Warrant prior to the end of the Notice Period.”

IN WITNESS WHEREOF, the Company and Holder have executed this Amendment as of the date first written above.

CHINA BROADBAND, INC.

By:________________________
Name:
Title:

HOLDER:

____________________________
(Print Name)

____________________________
(Signature)

____________________________
(Title, if Holder is an Entity)

Warrant No: 2007-A-__________

_____________________________
Number of Warrants